UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):                       January 24, 2005

SUN HEALTHCARE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-49663	85-0410612
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18831 Von Karman, Suite 400
Irvine, CA 92612
(949) 255-7100
(Address and telephone number of Registrant)

Item 1.01. Entry into a Material Definitive Agreement

          On January 24, 2005, Sun Healthcare Group, Inc. ("Sun") issued the press release furnished herewith as Exhibit 99.1 reporting that Sun named L. Bryan Shaul as its Executive Vice President and Chief Financial Officer. Mr. Shaul will join Sun effective February 14, 2005. Sun and Mr. Shaul entered into an Offer Letter dated as of January 10, 2005 that specified the terms of Mr. Shaul's employment, subject to the execution of a definitive employment agreement. The Offer Letter contemplates that Mr. Shaul would receive a $400,000 annual salary and would be eligible for a bonus potential of 50% of base salary if EBITDA results are equal to or greater than 100% and less than 120% of budgeted goal; 75% of base salary if EBITDA results are equal to or greater than 120% but less than 140% of budgeted goal; and 100% of base salary if EBITDA results are equal to or greater than 140% of budgeted goal. In addition, Mr. Shaul would receive stock options to purchase 150,000 shares of Sun common stock and 20,000 restricted stock units, all of which would vest 25% per year. The Offer Letter also contemplates that Mr. Shaul would receive two (2) years of severance upon termination without cause by Sun, or by Mr. Shaul at any time at his option, within sixty (60) days following an event or cond ition that constitutes good reason.

          As previously disclosed in Sun's Current Report on Form 8-K dated December 3, 2004, Jennifer L. Botter, the Senior Vice President and Corporate Controller of Sun, is Sun's current principal financial officer. Ms. Botter shall remain Sun's principal financial officer until the Board of Directors of Sun appoints Mr. Shaul as the principal financial officer, which is expected to occur in mid-March 2005

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN HEALTHCARE GROUP, INC.

/s/Jennifer L. Botter
Name: Jennifer L. Botter
Title: Senior Vice President and Corporate Controller

Dated:  January 28, 2005

3